SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

PROXY STATEMENT

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

[x] Filed by the Registrant

[ ] Preliminary Proxy Statement
[x] Definitive Proxy Statement

Central Vermont Public Service Corporation
(Exact name of registrant as specified in its charter)

Carole L. Root
(Name of Person Filing Proxy Statement)

Payment of Filing Fee

[x] $125 per Exchange Act 14a-6(i)(1).
[ ] $500 per each party to the controversy pursuant to Exchange
    Act
[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)4 and 0-11
    1) Title of each class of securities to which transaction applies:

    2) Aggregate number of securities to which transaction applies:

    3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11

    4) Proposed maximum aggregate value of transaction:

                   CENTRAL VERMONT PUBLIC SERVICE CORPORATION
                                77 GROVE STREET
                             RUTLAND, VERMONT 05701



March 20, 1995





Dear Stockholders:

You are cordially invited to attend the Annual Meeting of
Stockholders of Central Vermont Public Service Corporation at
10:00 a.m. on Tuesday, May 2, 1995 at the Holiday Inn, Route 7
South, Rutland, Vermont.   Refreshments will be served commencing
at 9 a.m.

At this meeting, you will be asked to elect three persons to the Board of Directors with terms continuing until the Annual Meeting of Stockholders in 1998 and to act upon any matters that may properly come before the meeting.

Your vote is important. Whether or not you expect to attend the Annual Meeting, please complete, sign and return the enclosed proxy at your earliest convenience.

Thank you for your continued interest in the Company.


Sincerely,



THOMAS C. WEBB

                   CENTRAL VERMONT PUBLIC SERVICE CORPORATION

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                           To Be Held on May 2, 1995




To the Holders of Common Stock:

     You are hereby notified that the Annual Meeting of the Stockholders of Central Vermont Public Service Corporation will be held at the Holiday Inn, Route 7 South, Rutland, Vermont, at 10 a.m. on Tuesday, May 2, 1995, for the following purposes:

     Article 1. To elect that class of three directors whose terms commence at the 1995 Annual Meeting of Stockholders and expire at the 1998 Annual Meeting of Stockholders.

     Article 2. To act upon any matters incidental to or in furtherance of the foregoing and upon any matters which may properly come before the meeting.

     Any of the foregoing may be considered or acted upon at said meeting, or at any and all adjournments thereof.

     The Board of Directors has fixed the close of business on February 22, 1995, as the record date for the determination of the holders of the Company's Common Stock entitled to notice of, and to vote at, the meeting and any adjournments thereof.


                             By Order of the Board of Directors,

                             Joseph M. Kraus, Secretary
                             and General Counsel

Rutland, Vermont
March 20, 1995



                                 IMPORTANT

     All holders of Common Stock, whether or not they plan to attend the meeting in person, are urged to VOTE, SIGN, DATE AND
RETURN THE ENCLOSED PROXY in the envelope provided.

                 CENTRAL VERMONT PUBLIC SERVICE CORPORATION
                              77 Grove Street
                           Rutland, Vermont 05701


March 20, 1995

                               PROXY STATEMENT

                       Annual Meeting of Stockholders

     This statement is furnished in connection with the solicitation of proxies by the Board of Directors of Central Vermont Public Service Corporation ("CVPS", the "Company" or the "Corporation"), a Vermont corporation. The proxies solicited hereby will be voted at the Annual Meeting of Stockholders to be held at the Holiday Inn, Route 7 South, Rutland, Vermont at 10:00 a.m. on May 2, 1995 and at any and all adjournments thereof.

     Proxies in the accompanying form, unless previously revoked, will be voted as directed by the stockholders giving such proxy. Any proxy may be revoked by written notice delivered to the Secretary of the Company at any time before it is exercised. If no direction is given, proxies will be voted FOR the election, as Directors, of the three nominees listed on the proxy.

     The Company will bear the cost of solicitation hereunder. The solicitation of proxies by mail may be followed by solicitation by officers or other employees or representatives of the Company. In addition, the Company has retained Morrow & Co., a proxy solicitation firm, to assist in the solicitation of proxies for the meeting. The estimated fee for such services is $6,500 plus reimbursement of reasonable out-of-pocket expenses. The Company will request banks, brokers and other similar agents or fiduciaries to forward these proxy materials to beneficial owners of stock, and, if requested, will reimburse them for the costs thereof.

     A copy of the Annual Report of the Company containing its audited financial statements for 1994 accompanies this Proxy
Statement.

     The Proxy Statement and form of Proxy were first sent to stockholders on or about March 20, 1995.

                             VOTING SECURITIES

     There were 11,711,148 outstanding shares of Common Stock, each share being entitled to one vote, at the close of business on February 22, 1995, the record date for determination of stockholders entitled to notice of and to vote at the meeting.

     In accordance with Securities and Exchange Commission ("SEC") rules, boxes and a blank space are provided on the proxy card for stockholders to designate whether they wish to vote "FOR" or to "WITHHOLD AUTHORITY" to vote for one or more of the nominees for Director. Under Vermont law, in order for action to be taken on a matter, a quorum must exist as to that matter, which is defined for this purpose as a majority of the outstanding shares entitled to vote on the matter. While abstentions are counted in determining whether a quorum has been reached on a particular matter, broker non-votes are not counted as they are not deemed to be "entitled to vote" on such matter.
A broker non-vote will occur when a broker who holds shares in street name for a customer does not have the authority under the rules of the New York Stock Exchange ("NYSE") to cast a vote on a particular matter because the matter is deemed by the NYSE to be non-discretionary and the broker's customer has not furnished voting instructions on the matter.


The election of the Directors will be determined by a plurality of the votes cast. In tabulating votes in the election of Directors, neither broker non- votes nor votes to withhold authority to vote for a nominee will affect the outcome of the election except that votes to withhold authority to vote for any of management's nominees in the case of a contested election would have the effect of aiding the challenger.




                                  ARTICLE 1.

                            ELECTION OF DIRECTORS

     The Company's Articles of Incorporation and By-Laws provide for the division of the Board of Directors into three classes having staggered terms of office. In accordance with the Company's By-Laws, the Board of Directors has fixed at ten (10) the number of directors for the ensuing year. The Directors whose terms will expire at the 1995 Annual Meeting of
Stockholders,   consisting of the three nominees listed below,
will stand for re-election to a three-year term expiring in 1998. Proxies will be voted (unless otherwise instructed) in favor of the election of the three nominees as indicated in the table below. While it is not anticipated that any of the persons listed will be unable to serve as a director, if that should occur the proxies will be voted for such other person or persons as the present Board of Directors shall determine.

     The following table sets forth certain information regarding the three nominees for Director, as well as all Directors presently serving on the Board whose terms will expire after the 1995 Annual Meeting. Each of the individuals listed in the table has been employed by the firm or has had the occupation set forth under his or her name for the past five years. In general, the business experience of each of these persons during this time was typical of a person engaged in the principal occupation listed for each.

                               Served as
                               Director      Principal Occupation
and
Name and Age                    Since           Business
Experience


Nominees whose terms will expire in 1998:
Luther F. Hackett - 61           1979       President, Hackett,
Valine &
MacDonald, Inc., Burlington,
             Vermont (Insurance Agents)


F. Ray Keyser, Jr. - 67          1980       Chairman of the Board
of
                                            Central Vermont
Public
                                            Service Corporation,
                                            Of Counsel, Keyser,
                                            Crowley, Meub,
Layden,
                                            Kulig & Sullivan,
P.C.
                                            Rutland, Vermont
                                            (Lawyers)

Gordon P. Mills - 58             1980       Chairman,
EHV-Weidmann
   Industries, Inc.,
                                            St. Johnsbury,
Vermont
(Manufacturer of Electric

Directors whose terms will expire in 1997:

Frederic H. Bertrand - 58        1984       Chairman of the Board
and
                                            Chief Executive
Officer,
                                            National Life
Insurance Co.
                                            Montpelier, Vermont

Mary Alice McKenzie - 37         1992       President and Chief

Executive Officer, John
             McKenzie Packing Co., Inc.
                                            Burlington, Vermont
                                            (Manufacturer of Meat

Products)

Robert D. Stout - 68             1985       Retired President and
                                            Chief Executive
Officer,
                                            Putnam Memorial
Health
Corporation, Bennington,
             Vermont

Directors whose terms will expire in 1996:

Robert P. Bliss, Jr. - 71        1973       President, Bob Bliss,
Ltd.
                                            St. Albans, Vermont
                                            (Insurance Industry

Consultants)

Elizabeth Coleman - 57           1990       President, Bennington
                                                         College,
Bennington, Vermont

Preston Leete Smith - 64         1977       Chief Executive
Officer,
                                            S-K-I Ltd., West
Lebanon,
New Hampshire (Ski Business)

Thomas C. Webb - 60              1986       President and Chief

Executive Officer, Central
             Vermont Public Service
                          Corporation, Rutland,
                                       Vermont


     Certain of the nominees and incumbent directors serve as officers and/or directors of subsidiaries and other companies in which the Company has substantial investments and of companies registered or filing reports under the Securities Exchange Act of 1934, or investment companies registered under the Investment Company Act of 1940, as follows:

     Connecticut Valley Electric Company Inc., Mr. Webb
(Director, President    and Chief Executive Officer), Mr. Mills
(Director).

     Catamount Energy Corporation, ("Catamount") Mr. Webb
(Director, President  and Chief Executive Officer), Messrs.
Hackett, Keyser, Mills and Smith (Directors).

     Vermont Electric Power Company, Inc., ("VELCO") Mr. Hackett
(Director and  Chairman), Messrs. Bliss, Keyser, Smith and Webb
(Directors).

     Vermont Electric Transmission Company, Inc., Messrs. Hackett
and Webb      (Directors).

     Vermont Yankee Nuclear Power Corporation, ("Vermont Yankee")
Mr. Webb      (Director, Chairman) and Mr. Keyser (Director).

     Mr. Webb is also a Director of S-K-I Ltd. and Arrow
Financial Corporation.

     Mr. Bertrand is also a Director of The Chittenden
Corporation.

     Mr. Hackett is Chairman and Director of Banknorth Group,
Inc.

     Ms. McKenzie is also a Director of Eastern Bancorp.

     Mr. Keyser is also a Director/Trustee of Keystone Group,
Inc. and S-K-I         Ltd.

     Mr. Smith is also a Director of S-K-I Ltd. and Arrow
Financial             Corporation.

Vote Required

     The election of a director requires the affirmative vote of a plurality of the votes cast by the shares entitled to vote in the election.

The Directors recommend a vote FOR Article 1.


                             MEETINGS OF THE BOARD

     During 1994, the Directors held 11 regular meetings of the Board. No special meeting was held. Each Director attended at least 75% of the aggregate of all meetings of Directors and committees of which he or she was a member except for Frederic H. Bertrand and Elizabeth Coleman who attended 71% and 58%, respectively, of the meetings. Most of the absences were due to conflicting business commitments.

                             COMMITTEES OF THE BOARD

     The Company has standing executive, audit, compensation and nominating committees of its Board of Directors. Members of the committees are appointed annually by the Board of Directors.

     The Executive Committee has substantially all powers of the Board of Directors in the management of the business and affairs of the Company between meetings of the Board of Directors. The present members of the Executive Committee are F. Ray Keyser, Jr., Chairman, Robert P. Bliss, Jr., Luther F. Hackett, Preston Leete Smith and Thomas C. Webb. During 1994, the Executive Committee did not meet.

     The Audit Committee reviews and reports to the Board of Directors on the findings and recommendations of the Company's independent public accountants, the Company's internal audit procedures, examinations by regulatory authorities and matters having material effect on the Company's financial operations.
The present members of the Audit Committee are Luther F. Hackett, Chairman, Elizabeth Coleman, Mary Alice McKenzie, Gordon P. Mills and Robert D. Stout. During 1994, the Audit Committee held four meetings.

     The Compensation Committee consists of non-employee directors and is responsible for reviewing and making recommendations to the Board of Directors concerning the compensation of officers of the Company and certain subsidiaries. The members of the Compensation Committee are also responsible for the administration of the Stock Option Plan for Key Employees. The present members of the Compensation Committee are Preston Leete Smith, Chairman, Frederic H. Bertrand, Elizabeth Coleman, F. Ray Keyser, Jr. and Gordon P. Mills. During 1994, the Compensation Committee held five meetings.
     The Nominating Committee is responsible for recommending candidates for election as Directors of the Company. The Nominating Committee will consider recommendations by the stockholders for nomination as Directors. Recommendations should be forwarded to the Secretary of the Company on or before December 1 preceding the Annual Meeting for which such nomination is sought. The present members of the Nominating Committee are Robert P. Bliss, Jr., Chairman, F. Ray Keyser, Jr., Mary Alice McKenzie, Robert D. Stout and Thomas C. Webb. During 1994, the Nominating Committee held one meeting.


Compensation Committee Interlocks And Insider Participation

     During 1994, the Compensation Committee of the Company consisted of Preston Leete Smith, Frederic H. Bertrand, Elizabeth Coleman, F. Ray Keyser, Jr. and Gordon P. Mills. Thomas C. Webb, President and Chief Executive Officer, served as a member of the Board of Directors of S-K-I Ltd., its Stock Option Committee and Profit Sharing Retirement Trust Committee but not on its Executive Committee which generally performs the functions of a compensation committee. Preston Leete Smith, Chief Executive Officer of S-K-I Ltd., serves as a Director of Central Vermont Public Service Corporation and as Chairman of its Compensation Committee.

                              DIRECTORS' COMPENSATION

     Directors of CVPS have been paid an annual retainer of $9,000 ($7,200 effective January 1, 1995) and members of the Executive Committee were paid an additional retainer of $500 ($400 effective January 1, 1995). The Chairman of each committee received an additional $2,000 retainer ($1,600 effective January 1, 1995). Directors were also paid $650 ($520 effective January 1, 1995) plus expenses for each Directors' meeting attended and $325 ($260 effective January 1, 1995) for each committee meeting attended if held on the same day as a meeting of the Board or held by telephone, and a fee of $650 ($520 effective January 1, 1995) plus expenses for attendance at each other meeting of such Committee. The Chairman of the Board does not receive a salary, however, is paid an annual retainer of $30,000. As President and Chief Executive Officer, Mr. Webb receives no Director's retainer or other fees for serving on the Board or any of its committees or for services performed for consolidated subsidiary companies. Mr. Webb receives from VELCO an annual retainer of $4,500 and $600 for each Directors' meeting attended and an annual retainer of $1,000 as Chairman of its Compensation Committee.

     Certain of the Directors have elected to defer receipt of all or a portion of their fees pursuant to the Company's Deferred
Compensation Plan for Directors, described below under the caption entitled "Deferred Compensation Plan".

               STOCK OPTION PLAN FOR NON-EMPLOYEE DIRECTORS

     Under the 1993 Stock Option Plan for Non-employee Directors each of the nine non-employee directors received during 1994 stock options with respect to 2,250 shares of Common Stock. Optioned shares are reflected in the individual stockholdings of the Directors set forth below under "Stock Ownership of Directors and Executive Officers". The exercise price of the options issued to Participant Directors in 1994 was $18.4375 per share, which represents the Fair Market Value of the Company's Common Stock on the date of grant. Stock options are exercisable during the period beginning six months after the date of grant and ending five years thereafter except in the event the option expires when a limited trading period is in effect, in which case the exercise period shall be extended for 30 days following termination of the limited trading period. All stock options are exercisable at a fixed price equal to the Fair Market Value of the Common Stock on the date the option is granted. For purposes of the Plan, the Fair Market Value of stock is defined as the average high and low trading prices reported on the composite tape on the date specified, or if no sale takes place on such date, the average of the bid and asked prices on such date. The total number of shares that may be issued under the Plan may not exceed 150,000 in the aggregate and such shares may be either authorized but unissued shares or shares previously issued and reacquired by the Company. The Plan is effective for five years, terminating in 1998.

     During 1994, no stock options granted under the Stock Option
Plans, were exercised by any of the Directors.

             STOCK OWNERSHIP OF DIRECTORS AND EXECUTIVE OFFICERS

     The following table sets forth the number of shares of Common Stock of the Company beneficially owned by each director and nominee director, each of the executive officers named in the Summary Compensation Table and by all the directors, nominee directors and officers as a group as of January 31, 1995.

                                              Shares of Common
Stock
                       Name              Beneficially Owned
(1)(2)(3)(4)

               Frederic H. Bertrand                  10,444   (5)
               Robert P. Bliss, Jr.                  10,573   (6)
               Elizabeth Coleman                      9,959
               Luther F. Hackett                      8,533   (7)

               Thomas J. Hurcomb                     20,773
               F. Ray Keyser, Jr.                    14,226   (8)
               Robert G. Kirn                        11,456
               Mary Alice McKenzie                    6,192   (9)
                            Gordon P. Mills
44,606   (10)
               Preston Leete Smith                    8,299
               Robert de R. Stein                    19,849
               Robert D. Stout                       11,531
               Thomas C. Webb                        35,290
               Robert H. Young                       17,410
                All directors and officers
                as a group (20)                     266,525

     No Director, nominee for Director or Executive Officer owns
any           shares of the various classes of the Company's
outstanding non-voting preferred stock.

(1)  No Director, nominee for Director or Executive Officer owns beneficially in excess of 1% of CVPS' outstanding
Common Stock,                 except as otherwise indicated in
the footnotes to the table, each               of the named
individual possesses sole voting and investment power over the shares listed.

(2)  Includes shares that the named individuals have a right to
acquire         pursuant to options granted under the 1988 and
1993 Stock Option                Plans for Non-Employee Directors
as follows:  Messrs. Bertrand and              Keyser, 9,000
shares; Messrs. Bliss, Mills and Stout, 7,500 shares;
Ms. McKenzie and Mr. Smith, 6,000 shares; Ms. Coleman and Mr.
             Hackett, 4,500 shares.

(3)  Includes shares that the named individuals have a right to
acquire         pursuant to options granted under the 1988 Stock
Option Plan for                Key Employees as follows:  Mr.
Hurcomb, 18,000 shares; Mr. Kirn,                11,250 shares;
Mr. Stein, 19,500 shares; Mr. Webb, 22,000 shares;
Mr. Young, 16,500 shares; and all Executive Officers as a group,
             114,250 shares.

(4)  Includes shares that the named individuals hold under the
Company's        Employee Savings and Investment and Employee
Stock Ownership Plans as           follows:  Mr. Hurcomb, 2,759
shares; Mr. Webb, 8,790 shares; and                Mr. Young, 310
shares.

(5)  Includes 1,444 shares held jointly with his wife over which
Mr. Bertrand   has voting and investment power.

(6)  Includes 150 shares held jointly with his wife over which
Mr. Bliss has    voting and investment power.

(7)  Includes 1,500 shares owned by corporations over which Mr.
Hackett has     voting and investment power.

(8)  Includes 1,476 shares held jointly with his wife and 3,750
shares          held in a Keogh Trust over which Mr. Keyser has
voting and investment          power.

(9) Includes 150 shares held jointly with her husband over which Ms. McKenzie has voting and investment power.

(10) Includes 15,000 shares held in a pension trust over which
Mr. Mills has    voting and investment power.

    The Company knows of no person, entity or group (within the meaning of Section 13(d)(3) of the Securities Exchange Act of
1934) which owns beneficially more than 5% of any class of the Company's outstanding equity securities.


                     REPORTS OF BENEFICIAL OWNERSHIP

     Section 16(a) of the Securities Exchange Act of 1934 requires the Company's Directors and Officers to file reports of ownership and changes in ownership of Company securities with the Securities and Exchange Commission and to furnish the Company with copies of all such reports. In making this statement, the Company has relied on copies of reports that have been filed with the Commission.

     Section 16(a) of the Securities Exchange Act of 1934 also requires directors, officers and persons who beneficially own more than ten percent (10%) of the Company's stock to file initial reports of ownership and subsequent reports of changes in ownership with the SEC and the NYSE. Based solely on a review of the copies of such reports prepared and filed with the Commission during 1994 by the Company's Executive Officers and Directors, and on written representations that no other reports were required the Company believes its Directors and Executive Officers have complied with all Section 16(a) filing requirements. The Company does not have a ten percent holder.


                          DIRECTORS' ADVISORY COUNCIL

     The Company has a Directors' Advisory Council composed of retired members of the Company's Board of Directors. Members of the Council are elected yearly by the Board of Directors to render advisory services to the Board of Directors at Directors' meetings or otherwise as the Board may request. Such members have no vote with respect to any matter acted upon by the Board nor is their presence counted for purposes of determining a quorum. Members were paid an annual retainer of $9,000 ($3,000 for the period January 1-May 31, 1995). They receive no meeting fee but are reimbursed for expenses for each meeting attended. The current members of the Advisory Council are: Dr. Frances C. Hutner, President of Frances Hutner Associates, economic consultants, of East Middlebury, Vermont; Messrs. Allen O. Eaton, Esq., Of Counsel to the law firm of Ropes & Gray, Boston, Massachusetts; Holmes H. Whitmore, Retired President of Jones & Lamson, Springfield, Vermont; and Fred W. Yeadon, Jr., Retired Chairman of the Board, President and Chief Executive Officer of Banknorth Group, Inc. and First Vermont Bank and Trust Company, Brattleboro, Vermont. In order to reduce costs, the Directors' Advisory Council will be discontinued on the day following the May 1995 Annual Meeting.

Legal Proceedings

     On December 30, 1994, a lawsuit was filed in the United States District Court for the District of Vermont, Civil Action No. 2:94-CV386, against the Company, its present directors and certain former directors. This lawsuit, which purports to be on behalf of a class of consumers as well as on behalf of the Company's stockholders in enforcing the rights of the Company, alleges, among other things, (i) that F. Ray Keyser, Jr., Chairman of the Company's Board of Directors, violated Section 8 of the Clayton Act, 15 U.S.C. Subchapter 19, which precludes certain interlocking directorships, (ii) that Mr. Keyser violated his fiduciary duties to the Company's stockholders by acquiring and operating a series of businesses in competition with the Company without offering those business opportunities to the Company,
(iii) that the remaining individual defendants violated their fiduciary duties to the Company's stockholders by failing to analyze, or to cause management to analyze, diversification into propane and fossil fuels, and by failing to make the Company an effective competitor of alternative fuel companies, and (iv) that the Company violated the applicable provision of the Vermont General Corporation Law by failing to provide a list of the Company's stockholders. The lawsuit seeks an unspecified amount of damages (including treble damages against Mr. Keyser), attorney's fees and costs, a list of the Company's stockholders, and a court order to enjoin the defendants from alleged continuing violations of the law. Each of the individual defendants and the Company itself deny the allegations against them and intend to vigorously defend the lawsuit.

                    REPORT OF THE COMPENSATION COMMITTEE OF
                   CENTRAL VERMONT PUBLIC SERVICE CORPORATION


Directors' Compensation

     Effective January 1, 1995, the Board of Directors, on recommendation of this Compensation Committee, reduced the Directors' retainer and fees by 20% from $9,000 to $7,200 per annum and from $650 to $520 per meeting. Additional information is included in the previous section entitled "Directors' Compensation". Although the Committee believes that the Directors' former level of compensation was appropriate, the Committee recommended and the Board accepted this reduction in order to demonstrate its commitment to and provide leadership for the Company's cost reduction efforts.

Executive Compensation

     With regard to executive compensation, the philosophy of the Compensation Committee is to maintain a total compensation pay package which, by virtue of its design and target levels, enables the Company to recruit the best talent for our jobs, to retain high performing employees by strongly rewarding exceptional performance, to encourage employees to develop their skills and abilities; and encourages and supports performance and decisions that strengthen the Company financially and strategically, including service to the customer.

Base Annual Salary

     It is the policy of the Committee to establish salaries within a range that surrounds the 60th percentile of salaries of similar positions as reported in the annual Executive Compensation Survey conducted by the Edison Electric Institute, adjusted to reflect the size of the Company as determined by revenues. The 60th percentile was set in order to enable the Company to attract and retain highly talented executives who would not otherwise be available to the Company at lower levels of compensation.

     Within this range the salary is determined based on an evaluation of the individual's qualifications, experience and performance. Increases are limited by a merit increase budget pool, which is established annually. The size of the pool, which is then distributed among officers based on an evaluation of their contribution, is based on published salary management planning surveys, which report the planned merit increase budgets of other companies.

     During the year, in addition to merit increases, promotional increases were granted to Mr. Hurcomb for accepting added responsibilities for Marketing (and thereby assuming in part the responsibilities of two former officers); to Mr. Kirn for assuming additional responsibilities for Operations Engineering; and to Mr. Young who was granted an increase to complete a salary action for his promotion in 1993 to Chief Operating Officer. In both 1992 and 1993, Mr. Webb voluntarily waived any increase in base pay. As a result, his salary did not meet the Committee's standard as discussed earlier in this report and accordingly he was granted an equity adjustment. However, even with this increase in Mr. Webb's base pay his total compensation for the year was almost $60,000 or about 18% less than his total compensation in 1993.

     During 1994 Mr. Webb restructured the Company, both in terms of management responsibilities and size of the workforce. Under his leadership the Company was able to successfully renegotiate its contract with Hydro- Quebec, producing significant cost savings to the Company. These and other cost-cutting actions reduced the Company's costs of operation by approximately $20 million. Mr. Webb also led the development of a new corporate plan which is intended to better position the Company for the more competitive environment the Company is facing. Lastly, although the Company was granted a 5% rate increase effective November 1, 1994, this was the first rate increase since September 1, 1991. As such, the Company met its goal of keeping rate increases at substantially less than the rate of inflation.


Management Incentive Compensation Plans

     The Company's Executive Officers participate in the core utility Management Incentive Plan (the "Plan"). The purpose of the Plan is to focus the efforts of the executive team on the achievement of challenging and demanding corporate objectives. When corporate performance reaches or exceeds the specified annual performance objectives, an award is granted. A well-directed incentive plan, in conjunction with competitive salaries, provides a level of compensation which fully rewards the skills and efforts of the executives.

     Participants are designated annually by the Board of Directors. In 1994, eleven executive officers were eligible to participate including the individuals named in the Summary
Compensation Table.

There are five performance targets as follows:

     1. a. An internal operating efficiency standard, which measures actual operating and maintenance expense expressed as a percent of kilowatt-hour sales, as compared to budgeted expense levels. This standard represented 16.7% of the possible maximum plan payout. For 1994, this measure was made discretionary based on the Compensation Committee's assessment of management's success in meeting its restructuring objectives.

        b. An energy efficiency standard which measures the Company's success in achieving specified levels of Mwh savings as a result of the Company's various efficiency measures. For 1994, this standard represented 5.5% of the maximum plan payout.

        c.  A standard which measures the efficiency with which
demand-side     management ("DSM") programs are delivered by
dividing the cost of DSM programs, amortized over five years, by the number of Mwh saved as a result of those programs. For 1994, this standard represented 11.1% of the maximum plan payout.

     2. A return-on-equity ("ROE") shareholder's return measure,
which          measures the actual ROE for the year against the
maximum allowable return permitted by the Public Service Board. For 1994, this standard represented one-third of the possible maximum plan payout.

     3. A retail customer satisfaction index, compiled by combining the number and duration of outages in the year for such customers, which measured the results for the year against the previous five-year average. For 1994, this standard represented one-third of the maximum plan payout.

     If the maximum payout on all of the standards were to be achieved, the total award would represent 30% of base salary for the Chief Executive Officer, 25% of base salary for the Chief Operating Officer, 20% for Senior Vice Presidents and Vice Presidents, and 15% for Assistant Officers.

     Although the executive officers might have earned a partial payout under the incentive plan, they and the Committee agreed that foregoing payment was appropriate during the period when the Company was undertaking stringent cost cutting efforts and in light of the performance of the Company's stock relative to the EEI 100 index of electric utilities.

     During 1995 the Compensation Committee will conduct an in-depth review of the incentive compensation program to ensure the measures are appropriate in the more competitive business environment the Company is facing.

     Catamount Energy Corporation ("Catamount"), a wholly-owned subsidiary of the Company, also has an incentive program for officers of Catamount approved annually by the Catamount Board of Directors. Officers of Central Vermont Public Service Corporation who are also officers of Catamount may be granted a discretionary award by the Board based upon the performance of Catamount and the Board's subjective evaluation of each officer's individual contribution to that performance. No officer of the Company who is also an officer of Catamount will be granted an award for the 1994 performance of Catamount for the same reasons that they will not receive a payout pursuant to the Company's Management Incentive Compensation Plan.

Long-Term Incentives

     The Committee views the Company's long-term Stock Option Plan for Key Employees, approved by the stockholders, as an important component in its strategy for attracting and retaining executives of high caliber and help to motivate them to increase shareholder value.

     The options are granted to executive officers annually by the full Board on recommendation of the Committee. In 1994, eleven officers received options including the named individuals in the Summary Compensation Table. The number of options is determined by reference to the annual Edison Electric Institute Executive Compensation Survey, with data statistically adjusted to reflect company size. This determination is further validated by calculations made in accordance with the Black-Scholes option pricing model. All awards are provided by means of non-qualified stock options which have an exercise price equal to 100% of the fair market value of the Common Stock of the Company on the date
of grant.   The options will have value only if the Company's
stock price increases. The Committee's policy is that the exercise price of stock options should not be amended after grant, except in the event of a stock dividend, stock split or other change in corporate structure or capitalization affecting the Company's Common Stock.

     The plan is effective for ten years terminating in 1997.
Any new plan will require stockholder approval.

     Stock options are exercisable in whole or in part from the date of grant for a period of ten years and one day. Options granted under the plan are not transferrable except upon the death of the optionee and during his or her lifetime are exercisable only by him or her. The options terminate immediately upon termination of employment for cause or after a specified period in the case of termination of employment for any other reason.

     It is the policy of the Committee not to compensate officers through the use of perquisites.  Cars are provided the Chief
Executive Officer and the Chief Operating Officer, and periodic
medical examinations for officers.   There are no other
perquisites provided to any officer.

     The Company is eligible for tax deductions for compensation paid to its officers, as each officer's compensation is less than the one million dollar pay cap enacted by Congress as part of the Omnibus Budget Reconciliation Act effective 1994.

     The Committee retains the services of an independent expert to advise it with respect to the extent to which its pay practices are consistent with prevailing industry standards. With the assistance of its advisor, it aggressively reviews its plans each year to assure that it competitively pays and rewards executives to act in the interests of the ratepayers and the shareholders.


                               Preston Leete Smith, Chairman
                               Frederic H. Bertrand
                               Elizabeth Coleman
                               F. Ray Keyser, Jr.
                               Gordon P. Mills


                   EXECUTIVE COMPENSATION AND OTHER TRANSACTIONS

     The following table sets forth all cash compensation paid or to be paid by the Company and its subsidiaries, as well as the number of stock option awards earned during the last three fiscal years by the Company's Chief Executive Officer and the four other most highly compensated executive officers whose salary and bonus for services rendered to the Company and its subsidiaries in all capacities for 1994 exceeded $100,000.

I.  Summary Compensation Table

                                                         Long
Term
                                 Compensation
                           Annual Compensation             Awards


       (a)                  (b)     (c)       (d)         (g)
   (i)


Securities

Underlying
                                                         Option/
All Other
Name and Principal                   Salary     Bonus      SARs
Compensation
Position                    Year     ($) 1/     ($)2/     (#)
   ($) 3/


A. Thomas C. Webb           1994     260,759         0   8,000/0
     7,946
   President and Chief      1993     248,755    67,183   8,000/0
    12,453
   Executive Officer        1992     244,694    73,000   6,000/0
    17,850

B. Robert H. Young          1994     153,756         0   6,000/0
     4,927
   Executive Vice President 1993     141,769    35,995   6,000/0
     4,533
   and Chief Operating      1992     130,667    34,073   4,500/0
     4,363
   Officer

C. Robert de R. Stein       1994     119,606         0   4,500/0
     4,873
   Senior Vice President-   1993     114,677    16,804   4,500/0
     3,988
   Energy Resources and     1992     105,473    18,728   3,000/0
     3,472
   External Markets

D. Thomas J. Hurcomb        1994     104,115         0   3,000/0
     4,534
   Vice President           1993      98,382    15,606   3,000/0
     4,996
   Marketing and            1992      98,649    17,766   3,000/0
     4,355
   Public Affairs

E. Robert G. Kirn           1994      98,201         0   3,000/0
     4,264
   Vice President -         1993      93,736    15,750   3,000/0
     3,574
   Engineering and          1992      93,465    19,869   3,000/0
     1,751
   Operations


1/ -   1993 and 1994 include compensation deferred at the
election of     all executive officers named, and directors'
retainers and fees earned from VELCO by Mr. Webb.
   -   1992 calendar year includes 53 pay periods.
   -   Includes compensation for services performed by Mr. Webb
for       Vermont Yankee and by Mr. Stein for VELCO for which the
Company was reimbursed.

2/ -   Includes incentive bonuses awarded by Catamount Energy
       Corporation, a wholly-owned subsidiary, in 1992 and 1993 as follows: For A: 1993 - $10,000, 1992 - $5,000, for B: 1993 -
$10,000, 1992 - $5,000
   -   Includes relocation bonus for E: 1992 - $5,000.

3/ -   The total amounts shown in this column for the last fiscal
year    are comprised as follows:
      (i) Company matching contributions to the Employee Savings and Investment Plan includes for A: $5,914; for B: $4,613;
for C: $4,647; for D: $3,968; for E: $3,928.
      (ii) Taxable term cost on executive split-dollar insurance. (An insurance plan that gives both employer and employee an interest in the policy death benefit on the employee's life.) for
A: $2,032; for B: $314; for C: $226; for D: $566; for E: $336.


                                  STOCK OPTIONS

     The following table sets forth stock options granted to the Company's Chief Executive Officer and the four other most highly compensated executive officers during 1994 under the Company's 1988 Stock Option Plan for Key Employees. Under SEC regulations, companies are required to project an estimate of appreciation of the underlying shares of stock during the option term. The Company has chosen the Black-Scholes model formula approved by the SEC. However, the ultimate value will depend on the market value of the Company's stock at a future date, which may or may not correspond to the projections below.


II.  Options/SAR Grants Table

                             Option/SAR Grants in Last Fiscal
Year


Grant Date
                            Individual Grants
  Value



                                  % of
                    Number of     Total
                    Securities   Options/
                    Underlying    SARs
                     Options/   Granted to   Exercise
   Grant
                       SARs     Employees    Or Base      Expira-
    Date
                     Granted    In Fiscal      Price       tion
  Present
Name                  (#) 1/      Year        ($/Sh)       Date
  Value 2/
Thomas C. Webb       8,000/0      21.1%       $18.4375    5/3/04
  $13,920

Robert H. Young      6,000/0      15.8         18.4375    5/3/04
   10,440

Robert de R. Stein   4,500/0      11.8         18.4375    5/3/04
    7,830

Thomas J. Hurcomb    3,000/0       7.9         18.4375    5/3/04
    5,220

Robert G. Kirn       3,000/0       7.9         18.4375    5/3/04
    5,220


1/   A total of 38,000 shares were awarded to all plan
participants in    1994. Stock Options are exercisable in whole
or in part from the date of the grant for a period of ten years and one day.

2/   Per Black-Scholes model as certified by independent
consultant.      The assumptions used for the Model are as
follows: Volatility-.201 based on quarterly prices for the period of 3/31/88 to 12/31/94; Risk free rate of return-7.2%; Dividend Yield-7.7% over period of 3/31/88 to 12/31/94; and Term of Exercise-10 years.


     The following table sets forth stock options exercised by the Company's Chief Executive Officer and the four other most highly compensated executive officers during 1994, and the number and value of all unexercised options at year-end. The value of "in-the-money" options refers to options having an exercise price which is less than the market price of the Company's common stock on December 31, 1994.


III.  Option/SAR Exercises and Year-end Value Table

             Aggregated Option/SAR Exercises in Last Fiscal Year
                         and FY-End Option/SAR Value

(a)                  (b)                (c)             (d)
  (e)


 Number of
                                                    Securities
 Value of
                                                    Underlying
Unexercised
 Unexercised    In-the-Money
                                                    Options/SARs
Options/SARs
                                                    At FY-End (#)
  FY-End ($)
                     Shares Acquired   Value        Exercisable/
Exercisable/
Name                 on Exercise (#) Realized($)1/  Unexercisable
Unexercisable
Thomas C. Webb          -                 -          22,000/0
  $    0/0

Robert H. Young          4,125           $7,391      16,500/0
       0/0

Robert de R. Stein      -                 -          19,500/0
       0/0

Thomas J. Hurcomb       -                 -          18,000/0
       0/0

Robert G. Kirn          -                 -          11,250/0
       0/0


1/   The dollar values in columns (c) and (e) are calculated by
determining     the difference between the fair market value of
the securities underlying the options and the exercise or base price of the options at exercise or fiscal year end, respectively.


IV.  Five-Year-Shareholder Return Comparison

     The Securities and Exchange Commission requires that the Company include in this proxy statement a line-graph presentation comparing cumulative, five- year shareholder returns on an indexed basis with the S&P 500 Stock Index and either a published industry or line-of-business index or an index of peer companies selected by the Company. The Board of Directors has selected for its peer group index a stock index compiled by the Edison Electric Institute ("EEI"), because the Board feels it is the most comprehensive and representative in as much as it includes stock performance data for 100 investor-owned electric utility companies.


                COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN*
                 CENTRAL VERMONT, EEI 100 ELECTRICS, S & P 500


                 1989       1990     1991    1992     1993
1994
CVPS             100.0      101.96   138.87  160.93   145.13
102.76
EEI              100.0      101.37   130.64  140.59   156.22
138.14
S&P 500          100.0       96.89   126.28  135.88   149.52
151.55


Assumes $100 Invested on December 31, 1989
*Total Return Assumes Quarterly Reinvestment of Dividends


Deferred Compensation Plan

     Employees of the Company who are officers are eligible to defer receipt of a portion of their compensation pursuant to the Company's Deferred Compensation Plan (the Plan ) for Officers. Also, certain of the Directors of the Company have elected to defer receipt of all or a portion of their fees under a similar plan for Directors.

     Under the Plan approved effective January 1, 1990 Directors and Officers of the Company may elect to defer over a 5-year period receipt of a specified amount of compensation or fees otherwise currently payable to them until retirement at age 65 (age 70 for Directors), or until their death, disability, or resignation. Officers may receive a reduced benefit beginning at age 60 with 10 years of service. Amounts deferred are not currently taxable for state and federal income taxes. The benefit is equal to the compensation deferred plus interest credited by the Company. The plan is a defined contribution program under which the Company recovers any costs, including the cost of capital, through the proceeds of the supporting life insurance policies. In addition, if death of a Director occurs before age 70, an additional survivor benefit equal to the annual amount deferred will be paid to the beneficiary each year for fifteen years. This benefit is also financed by life insurance proceeds.

Pension Plan

     The Pension Plan of Central Vermont Public Service
Corporation and Its Subsidiaries (the "Plan") is a defined benefit plan which covers employees, among others, who are officers. The Company pays the full cost of the Plan.

     The table below shows the annual amounts payable under the present provisions of the Plan as amended through December 31, 1994, based on Final Average Earnings for various years of service, assuming the employee would retire at age 65 in 1995.


    Assumed
    5-Year Final                             Years of Service

   Average Earnings       15         20         25         30
   35
     $ 80,000         $18,959    $25,278     $31,598     $37,918
 $39,918
      100,000          24,209     32,278      40,348      48,418
  50,918
      120,000          29,459     39,278      49,098      58,918
  61,918
      140,000          34,709     46,278      57,848      69,418
  72,918
      150,000          37,334(1)   49,778(1)   62,223(1)
74,668(1)   78,418(1)
      190,000          37,334(1)   49,778(1)   62,223(1)
74,668(1)   78,418(1)
      230,000          37,334(1)   49,778(1)   62,223(1)
74,668(1)   78,418(1)
      250,000          37,334(1)   49,778(1)   62,223(1)
74,668(1)   78,418(1)
      280,000          37,334(1)   49,778(1)   62,223(1)
74,668(1)   78,418(1)
      300,000          37,334(1)   49,778(1)   62,223(1)
74,668(1)   78,418(1)


(1) Internal Revenue Code Section 401(a)(17) limits earnings used
to calculate    qualified plan benefits to $150,000 for 1994.

  Final Average Earnings is the highest five-year average of consecutive years' Base Salary (item (c) from the Summary
Compensation Table with the exclusion of Mr. Webb s retainer and fees from VELCO) over an employee's career with the Company.

     The amounts above are payable for the life of the retiree only, and would be reduced on an actuarial basis if survivor options were chosen. In addition, no Social Security offset applies to amounts above.

     The credited years of service at December 31, 1994 under the Plan for those individuals named in the Summary Compensation Table were as follows: Mr. Webb, 10 years; Mr. Young, 7 years, 6 months; Mr. Stein, 6 years, 7 months; Mr. Hurcomb, 27 years and Mr. Kirn, 3 years, 8 months.

Officers' Insurance and Supplemental Retirement Plan

     The Officers' Insurance and Supplemental Retirement Plan (the "Plan") is designed to supplement the retirement benefits available to the Company's officers. The Plan is a part of the Company's overall strategy for attracting and maintaining top managerial talent in the utility industry. Under this Plan, the individuals named in the Summary Compensation Table are covered, while employed, by life insurance at the following multiple of salary: Mr. Webb, 4 times; Messrs. Young, Stein, Hurcomb and Kirn, 3 times.

     Under the Plan, each officer is entitled to receive, upon his or her retirement at age 65, fifteen annual payments in amounts equal to a specified percentage of his or her final year's Base Salary (item (c) from the Summary Compensation Table with the exclusion of Mr. Webb s retainer and fees from VELCO). A reduced benefit is available at age 60 for officers who attain age 55 with ten years of service. A paid-up life insurance of $100,000 is also provided to vested retirees under this Plan.

     The applicable percentages for the individuals named in Summary Compensation Table are as follows: Mr. Webb, 44.5%;
Messrs. Young, Stein,  Hurcomb, and Kirn, 33%.

     Shown below is the estimated Company provided benefit payable under the Plan for those individuals named in the Summary
Compensation Table, assuming they were to retire at age 65:

          Assumed Final
         Annual Base Pay               33%          44.5%
              $                         $             $
            80,000                   26,400         35,600
           100,000                   33,000         44,500
           120,000                   39,600         53,400
           140,000                   46,200         62,300
           160,000                   52,800         71,200
           180,000                   59,400         80,100
           220,000                   72,600         97,900
           260,000                   85,800        115,700


     The Plan is financed through the Company's acquisition of corporate-owned life insurance.

Predecessor Deferred Compensation Plan

     Between 1986 and 1990, the Company allowed officers to defer receipt of compensation in return for fifteen annual payments of a defined benefit amount upon retirement. The Company will pay the difference, if any, between the defined benefit cost and the accumulated value of deferred compensation.

     Shown below is the estimated Company-provided benefit, payable at age 65, for those individuals named in the Summary Compensation Table who elected to participate. Since these benefits do not apply to all of the named individuals, they have not been reflected in the foregoing pension table.

                                               Annual Company-
                                              Provided Benefit
                Name                         Payable at Age 65
             Mr. Webb                              $29,800
             Mr. Hurcomb                            13,900


Employee Savings and Investment Plan

     Effective January 1, 1985 the Company adopted an Employee Savings and Investment Plan (the "Plan") (also known as a 401(k)
Plan) which provides a means for eligible employees to accumulate savings and investment income without payment of current income taxes. Presently any employee of the Company who has completed at least one year of service, as defined in the Plan, is eligible to participate ("Participant"). An eligible employee who elects to participate in the Plan may authorize the Company to contribute to the Plan for his or her account between 1% and 15% of their pre-tax base compensation for each pay period. For 1994, the Plan limits the maximum annual deferral to $9,240 per Participant. This maximum is adjusted annually for inflation by the Internal Revenue Service. The Company matches 100% of the first 4% of the compensation the Participant contributes to the Plan. A Participant may direct the investment of his or her Plan account among five funds specified in the Plan and is at all times fully vested in his or her Plan account. Generally, distribution of employee contributions is deferred until the Participant's death, disability, retirement or other termination of employment, except in cases of financial hardship. Matching employer contributions, however, may be withdrawn by the Participant at any time and for any reason, provided either the amount withdrawn has been in the Plan for at least two years or the Participant has been a member of the Plan for at least 5 years. Such in-service withdrawals are generally subject to ordinary income tax and an additional 10% tax plus a mandatory 20% rollover tax withholding effective January 1, 1993. Distribution of Plan benefits may be in the form of cash, an annuity, or in certain circumstances, Common Stock of the Company. Amounts voluntarily deferred by the five highest paid executive officers are included in compensation listed in Item
(c) of the Summary Compensation Table. Matching Company contributions credited to the Plan accounts of the individuals referred to during 1994 are set forth in Column 4, Item (i) in the Summary Compensation Table.

Contracts with Management

     The Company has entered into severance compensation agreements with Messrs. Webb, Young, Stein, Hurcomb, Kirn and six other officers of the Company. The agreements have a term of five years provision for renewal. They provide that in the event of termination of employment, or a significant change in employment status as defined in the agreement, within three years following a change in control of the Company, Messrs. Webb, Young, Stein, Hurcomb, Kirn and three other executive officers will receive 2.999 times and three other officers will receive two times their average annual compensation for the preceding five or fewer years of service and certain legal fees and expenses incurred as a result of termination of employment.

     The provisions of the agreement do not apply if the officer retires, dies, or is disabled, voluntarily resigns, or is dismissed for cause. In exchange for agreeing to provide consulting services as requested by the Company for one year and refraining from working in competition with, or for a competitor of the Company for three years, the agreement permits continued participation in and retention of benefits under the Deferred Compensation Plan, Officers' Insurance and Supplemental Retirement Plans, and health and disability plans. The extent of these provisions depends on an individual's participation and circumstances, and is specified in each agreement. Those seven officers with less than 10 years of service would receive a payment actuarially equivalent to benefits received under the Company's pension plan at age 65 with ten years of service, less any benefit paid under the pension plan. The agreements also provide for the payment to officers of an amount sufficient to offset any federal excise tax on the termination payments under
Section 4999 of the Internal Revenue Code. Non-qualified stock options not immediately exercisable will become exercisable in the event of a change of control of the Company as defined in the Plan.

     A change of control occurs under the agreement when (1) any person, corporation, partnership or group acquires 20% or more of the combined voting power of the Company's outstanding securities; (2) if those members constituting a majority of the Directors at any given date no longer constitute a majority of the Directors at the end of a period of two consecutive years thereafter (unless the nomination of each new director was approved by a vote of at least two-thirds of the directors in office who were directors at the beginning of the period); or (3) if a third party acquires ownership or voting power of 10% or more of the outstanding voting securities of the Company, and subsequently is a "public utility holding company" within the meaning of the Public Utility Holding Company Act of 1935, or the Company loses its exemption from or is required to register under that Act.

     During 1989, the Board also approved a severance plan in the event of a change of control for key managers of the Company not covered by the above plan. In the event of a change in control as described above and a subsequent discharge from employment within eighteen months for reason other than cause, thirty-two managers will receive a severance payment equal to one year's base salary, outplacement services, and coverage under the Company's medical plan for one year at Company expense.

     The Board of Directors believes that such agreements protect the stockholders by ensuring officers and key managers can and will act in stockholders' best interests without regard to personal situations or concerns. The Board also believes that such agreements will better ensure retention and recruitment of high caliber officers and key managers.



                   INDEPENDENT PUBLIC ACCOUNTANTS

     The firm of Arthur Andersen & Co., independent public accountants, have audited the accounts of CVPS for 1994. They have served as the Company's independent public accountants since 1985. Representatives of Arthur Andersen & Co. are expected to be present at the Annual Meeting, to be available to respond to appropriate questions, and to have the opportunity to make a statement if they so desire.


                            1996 ANNUAL MEETING
              DATE FOR SUBMISSION OF STOCKHOLDER PROPOSALS

     A stockholder desiring to present a proposal at the Company's 1996 Annual Stockholders' Meeting and to have such proposal considered for inclusion in the proxy materials for such meeting should submit such proposal addressed to the Secretary, Joseph M. Kraus, no later than November 28, 1995. Any such proposal must comply with Rule 14a-8 of Regulation 14A of the proxy rules of the Securities and Exchange Commission and will be omitted from or included in the proxy material at the discretion of the Board of Directors of the Company in accordance with such applicable laws and regulations.



                        DISCRETIONARY AUTHORITY

     The only business to be presented to the meeting, by any persons, of which the Company is aware is that which is specified in said Notice of Meeting, and any action in connection with or for the purpose of effecting the same. If any other matters properly and legally come before the meeting, the persons named as Proxies will vote upon them in accordance with their best judgement. The Proxies have no knowledge of any such other matters which may be so presented for action at the meeting.

                                   By Order of the Board of
Directors



                                   THOMAS C. WEBB
                                   President and Chief Executive
Officer


     It is hoped that all of the Common Stockholders will be
represented in          person or by proxy at the Annual Meeting.
The Board of Directors               earnestly urges that you
VOTE, SIGN AND DATE the enclosed proxy, whether        or not you
are able to attend the meeting in person.  PROXIES SHOULD BE
  MAILED IN THE ADDRESSED RETURN ENVELOPE ENCLOSED FOR THAT
PURPOSE IN            ORDER TO REACH THE OFFICE OF THE COMPANY
NOT LATER THAN MAY 2, 1995.  The       giving of such proxy will
not affect your right to vote in person should        it later be
found convenient for you to attend.  Any proxy given is
 revocable at any time prior to the voting of the share or shares represented thereby.

                   CENTRAL VERMONT PUBLIC SERVICE CORPORATION
             Proxy for Annual Meeting of Stockholders, May 2,
1995
         THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF
DIRECTORS

The undersigned hereby appoints ELIZABETH COLEMAN, FREDERIC H. BERTRAND and ROBERT D. STOUT as proxies, each with the power to appoint a substitute, and hereby authorizes them to represent and to vote, as designated below, all shares of Common Stock of Central Vermont Public Service Corporation held of record by the undersigned on February 22, 1995 at the Annual Meeting of Stockholders to be held May 2, 1995, at The Holiday Inn, Route 7 South, Rutland, Vermont, or at any and all adjournments thereof.

1. ELECTION OF DIRECTORS (Directors recommend a vote FOR Article
1)

     FOR Nominees listed to hold office          WITHHOLD
AUTHORITY
     for the terms indicated (except as          to vote for all
nominees
     marked to the contrary below).              listed below.

     Directors whose terms will expire in 1998:
     Luther F. Hackett, F. Ray Keyser, Jr., Gordon P. Mills

     Instruction: To Withhold authority to vote for any individual nominee, write nominee's name on space provided below:

_________________________________________________________________
______
               (Continued, and to be signed on reverse side)


                                 (Reverse side)

2.  In their discretion, the Proxies are authorized to vote upon such other
    business as may properly come before the meeting.  If any
such other
    business is presented for action at the meeting, it is the intention
    of the Proxies to vote all such matters in accordance with
their best           judgment.

    This proxy when properly executed will be voted in the manner indicated
    herein by the undersigned stockholder. If no direction is made, this proxy will be voted FOR Article 1.

    Please vote, sign, date and return the Proxy Card promptly using the enclosed envelope.

    DATED ___________________________1995

                                _________________________________

                                _________________________________
                                   Signature of Stockholder(s)

                                Please sign exactly as the name
appears.
                                For shares held by joint tenants,
both
                                should sign.  When signing as
attorney,
                                executor, administrator, trustee
or
                                guardian, please give full title
as such.
                                If a corporation, please sign in
full
                                corporate name by President or
other
                                authorized officer.  If a
partnership,
                                please sign in partnership name
by
                                authorized person.